UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2011

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

850 Park Shore Drive, Suite 204 Naples, Florida		34103
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 322-3706

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2011, Bank of Florida Corporation (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) pursuant to a Notice of a Special Meeting dated March 18, 2011 (the “Notice”). A quorum not being present, in accordance with Section 607.0725(4), Florida Statutes, the Company entertained a motion to approve Proposal 4 (as described in the Notice): Adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposals 1, 2 or 3. The votes cast for Proposal 4 were: For: 4,386,706; Against: 384,134; Abstain: 79,654; Broker Non-votes: 0. Accordingly, Proposal 4 was adopted and the Special Meeting was adjourned until 9:00 a.m. on May 17, 2011, and will be reconvened at that time at the Company’s corporate headquarters located at 850 Park Shore Drive, Suite 204, Naples, Florida 34103.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date: April 28, 2011
/s/ Joe B. Cox
Joe B. Cox
Chief Executive Officer